UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 14, 2013

EMTEC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-32789	87-0273300
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Diamond Road, Springfield, NJ 07081
(Address of principal executive offices)   (Zip Code)

(973) 376-4242
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Fourth Amendment to Loan Documents

On January 14, 2013, Emtec, Inc., a Delaware corporation (the “Registrant”), and the Registrant’s direct and indirect domestic subsidiaries Emtec, Inc., a New Jersey corporation, Emtec Viasub LLC, a Delaware limited liability company, Emtec Federal, Inc., a New Jersey corporation, Emtec Global Services LLC, a Delaware limited liability company, Luceo, Inc., an Illinois corporation, eBusiness Application Solutions, Inc., a New Jersey corporation, Aveeva, Inc., a Delaware corporation, Secure Data, Inc., a Delaware corporation, Emtec Infrastructure Services Corporation, a Delaware corporation, KOAN-IT (US) Corp., a Delaware corporation, Covelix, Inc., a Delaware corporation, Dinero Solutions, LLC, a Georgia limited liability company, Gnuco, LLC (d/b/a Emerging Solutions LLC), a Delaware limited liability company and Emtec Infrastructure Canada Corporation, a Canadian corporation (collectively, the “Companies”), entered into a Fourth Amendment to Loan Documents (the “Fourth Amendment”) with PNC Bank, National Association, a national banking association, in its capacity as agent (“PNC”), and each of the lenders party thereto, pursuant to which PNC agreed to make certain amendments to that certain Revolving Credit and Security Agreement, dated December 30, 2011, among the Companies and PNC (the “Loan Agreement”). The modifications provided for in the Fourth Amendment, among other things, (1) amend the definition of “EBITDA” for the fiscal quarter ended on November 30, 2012 to add back severance expense incurred during such fiscal quarter associated with a restructuring charge related to the closure of the Registrant’s Springfield, NJ location in an aggregate amount not to exceed $585,000 and to add back for the fiscal quarters ending on February 28, 2013 or May 31, 2013, if included in such period, additional restructuring charges incurred during such quarter or quarters associated with and related to the closure of Borrowers’ Springfield, New Jersey location closing in an aggregate amount not to exceed $375,000, including  lease termination charges, and (2) amend the definition of “Senior Debt Payments” to include severance expense payments and lease termination payments relating to the closure of the Registrant’s’ Springfield, New Jersey location (if such payments are associated with the restructuring charges as described above).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description
10.1	Fourth Amendment and Joinder to Loan Documents by and among the Companies and PNC, as lender and agent, dated January 14, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMTEC, INC.

Dated: January 15, 2013	By:	/s/ Gregory P. Chandler
Name: Gregory P. Chandler
Title: Chief Financial Officer